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                                                                    EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated the  23  day of
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September , 1997, by and between JACK W. SINGER, M.D. ("Employee") and CELL
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THERAPEUTICS, INC., a Washington corporation ("cti").  In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

     1.  Scope of Employment.  Cti employs Employee to serve as its Executive
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Vice President, Research Program Chairman, and Employee hereby accepts such employment. Employee's employment is subject to: i) the terms and conditions herein; and ii) Employee's obligations under the standard cti Employee Agreement executed contemporaneously herewith by Employee. The Employee Agreement is attached hereto and incorporated herein by reference in its entirety. To the extent the terms of the Employee Agreement conflict with the terms hereof, the terms of this Agreement shall govern. All terms used herein, but not defined, shall have the meanings set forth in the Employee Agreement.

     The Employee's responsibilities will include but not be limited to preparing research and development strategies in oncology from discovery through clinical development; participating in corporate related activities; supporting business development and product commercialization activities; having regulatory responsibilities in the clinical operating unit; establishing budgets for research programs; and performing such other duties during the term hereof as the Chief Executive Officer of cti shall, from time to time, reasonably direct.

     2.  Term.  Unless earlier terminated pursuant to the provisions of
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paragraph 6 below, Employee's employment hereunder shall be for a period of one
(1) year commencing September 23, 1997.

     3.  Compensation.  For all services rendered by Employee under this
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Agreement, Employee shall receive a salary at an annual rate of $260,000 ("Base
Salary"), or such higher annual rate as the cti Board of Directors may from time to time establish in its sole discretion, payable semi-monthly, in accordance with cti's payroll schedule. In addition, Employee shall receive such bonuses as may be declared from time to time by the Board of Directors in its sole discretion and shall be eligible for consideration for participation in stock option or stock purchase plans adopted by the cti Board of Directors, consistent with the terms of such plans and applicable law.

     4.  Executive Benefit Plan.  During the term of Employee's employment
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hereunder, Employee shall be entitled to participate fully in all benefit plans made available generally to executive officers of cti.

     5.  Termination.  Employment hereunder shall be employment at will.  If
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Employee is terminated for any reason (other than for Cause), then Employee shall receive any unpaid Base Salary through September 23, 1998 plus accrued and unpaid vacation through the date of termination. Should Employee resign other than for Good Reason or Employee dies or is
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disabled prior to the termination of this Agreement, Employee shall be entitled to receive only that pro rata portion of Base Salary payable, and pay for all vacation time accrued and not taken through, the Employee's resignation date or death. If Employee is the beneficiary of any agreement(s) providing for severance or separation payments from cti, upon the cessation of employment with cti, Employee shall, upon such cessation, receive the greater of the benefits then available under this Agreement or the other agreement(s), but not both.


     Termination for "Cause" shall mean termination of the Executive's employment by cti because of the Executive's: (A) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, which shall include independently verified unremedied substance abuse involving drugs or alcohol;
(B) action or inaction, which in the reasonable judgment of a majority of the Board of Directors of cti, constitutes willful dishonesty, larceny, fraud or gross negligence by Executive in the performance of Executive's duties to cti;
(C) material failure to comply with the provisions of the parties' Employee Agreement; and (D) willful and repeated failure, after 10 business days notice, to materially follow the written policies of cti.

     Resignation for "Good Reason" shall mean the resignation of the Executive after the following: (A) notice in writing is given to Executive of Executive's relocation, without the Executive's consent, to a place of business outside the Greater Puget Sound area; or (B) a substantial diminution of the Executive's responsibilities and compensation from those responsibilities in effect on the date hereof.

     6.  Entire Agreement; Modification.  The provisions contained herein
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constitute the entire Agreement between the parties with respect to the subject matter hereof and any waiver, alteration or modification of any provisions of this Agreement, or the replacement of this Agreement, shall not be valid unless in writing and signed by all the parties signing hereunder.

     7.  Governing Law.  This Agreement shall be governed and construed in
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accordance with the laws of the State of Washington.

     8.  Agreement Not Assignable.  Employee may not assign any of his rights or
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delegate any of his duties hereunder.  cti may assign this Agreement and delegate its duties hereunder to any of its Affiliates at any time owned by, owning or under common ownership with the cti. In the event of such an assignment by cti, such affiliates shall be deemed substituted for cti at each place where "cti" appears herein. Subject to the foregoing, this Agreement shall bind the parties and their respective heirs, successors, assigns and personal representatives.

     9.  Attorneys' Fees.  In any action to enforce its rights hereunder the
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prevailing party shall be reimbursed by the other for its costs of enforcement, including without limitation reasonable attorneys' fees.

     10.  Jurisdiction and Venue.  The parties each irrevocably consent and
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submit to the personal jurisdiction of the State and Federal courts sitting in
King County, Washington, and agree that any action, suit or proceeding in connection with this Agreement shall be brought in

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such courts to the exclusion of all other courts, other than actions to enforce judgments or orders entered in such courts sitting in King County.

     11.  Notices.  All notices required or permitted hereunder shall be given
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in writing and delivered in person, transmitted by facsimile, or sent by registered or certified mail, postage prepaid, or reliable courier service to the parties at the respective addresses set forth on the signature page hereof, or such other address as a party may specify by notice for all subsequent notices to it hereunder. Notices will be effective upon the earlier of receipt or the second business day after mailing.

     12.  No Waiver.  No waiver or modification of any of the terms or
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provisions hereof shall be valid unless in writing signed by the party against which the enforcement of such waiver or modification is sought, nor shall any waiver or failure to enforce any right hereunder be deemed to be a waiver of the same or any other right in any other instance.

     IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of cti and by the Employee in the Employee's individual capacity as of the date indicated below.


CELL THERAPEUTICS, INC.


By: /s/ James A. Bianco                        By: /s/ Jack W. Singer
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    James A. Bianco, MD                            Jack W. Singer, MD

Title: President and CEO
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Date: September 23, 1997             Date: September 23, 1997
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Address: 201 Elliott Avenue West,    Address: 201 Elliott Avenue West,
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         Suite 400                            Suite 400
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         Seattle, WA  98119                   Seattle, WA 98119
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